UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2018

General Electric Company
(Exact name of registrant as specified in its
charter)

New York	001-00035	14-0689340
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

41 Farnsworth Street, Boston, MA		02210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 443-3000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported by General Electric Company (“GE” or the “Company”) on a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2018 (the “Initial Form 8-K”), the Company announced that John L. Flannery was replaced as Chief Executive Officer and resigned from the GE Board of Directors, in each case as of September 30, 2018 (the “Separation Date”). This Current Report on Form 8-K/A is being filed as an amendment to the Initial Form 8-K solely to supplement the Initial Form 8-K and provide information regarding the terms of an agreement between Mr. Flannery and the Company regarding his employment with the Company, which ended on the Separation Date.

On October 29, 2018, Mr. Flannery and the Company entered into a Separation Agreement & Release (the “Agreement”). Pursuant to the terms of the Agreement, Mr. Flannery will be subject to a 12-month non-compete and GE will provide certain compensation arrangements, including: (1) Mr. Flannery will receive severance pay in the amount of $4,250,000, paid in equal installments for the twelve-month period following the Separation Date; (2) Mr. Flannery will be eligible to receive a prorated 2016-2018 long-term performance award payment, based upon the Company’s actual performance in accordance with GE’s normal processes; (3) Mr. Flannery’s outstanding stock options and restricted stock units (“RSUs”) granted prior to September 30, 2017 and that would have normally vested through December 31, 2020 (to the extent not already vested), will vest as soon as practicable following the Separation Date and have an exercise period of up to December 31, 2020; (4) Mr. Flannery’s grants of stock options and RSUs granted prior to September 30, 2017 that normally would have vested after December 31, 2020 will be cancelled; (5) Mr. Flannery’s outstanding performance share units (“PSUs”) that were granted prior to September 30, 2017, and 333,333 of the PSUs that were granted in February 2018 will remain eligible to vest based upon the Company’s actual performance in accordance with GE’s normal processes; and (6) Mr. Flannery will vest at age 60 under the GE Supplementary Pension Plan, with benefits based on his approximately 32 years of service as of the Separation Date.

Caution Concerning Forward-Looking Statements:

This document contains “forward-looking statements” – that is, statements related to future events that by their nature address matters that are, to different degrees, uncertain. For details on the uncertainties that may cause our actual future results to be materially different than those expressed in our forward-looking statements, see http://www.ge.com/investor-relations/disclaimer-caution-concerning-forward-looking-statements as well as our annual reports on Form 10-K and quarterly reports on Form 10-Q. We do not undertake to update our forward-looking statements.

(2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: November 2, 2018	/s/ Christoph A. Pereira
Christoph A. Pereira
Vice President,
Chief Corporate, Securities & Finance
Counsel